As filed with the Securities and Exchange Commission on March 28, 2007
Registration No. 333-137442

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

TSB Financial Corporation
(Exact name of registrant, as specified in its charter)

North Carolina	20-4814503
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
1057 Providence Road
Charlotte, North Carolina 28207

(Address of principal executive offices)
The Scottish Bank 2001 Employee Stock Purchase Plan
(Full title of the plan)
Jan H. Hollar
1057 Providence Road
Charlotte, North Carolina 28207

(Name and address of agent for service)
(704) 331-8686

(Telephone number, including area code, of agent for service)
Copy to:
Stephen M. Lynch
Robinson, Bradshaw & Hinson, P.A.
101 North Tryon Street, Suite 1900
Charlotte, North Carolina 28246
(704) 377-2536

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES
     Pursuant to a Registration Statement on Form S-8 (File No. 333-137442) filed on September 19, 2006 (the “Registration Statement”), TSB Financial Corporation (the “Company”) registered a total of 323,000 shares of its common stock (the “Shares”), for issuance under The Scottish Bank 2001 Employee Stock Purchase Plan (the “ESPP”). 958 of the Shares were subsequently sold under the ESPP. The Company is seeking to deregister 322,042 Shares that were not issued or sold under the ESPP because the ESPP expired, by its terms, on December 31, 2006. By filing this Post-Effective Amendment No. 1 to the Registration Statement, the Company hereby removes from registration the 322,042 Shares that were not sold, as described above. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of the Shares that remain unsold.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina on March 28, 2007.

TSB Financial Corporation

		By:	/s/ John B. Stedman, Jr.

John B. Stedman, Jr., President and Chief Executive Officer

By:	/s/ John B. Stedman, Jr.

John B. Stedman, Jr., President, Chief Executive Officer and Director (Principal Executive Officer)

By:	/s/ Jan H. Hollar

Jan H. Hollar, Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

By:	*

William B. Allen, Director

By:	*

James H. Barnhardt, Jr., Director

By:	*

William B. Barnhardt, Director

By:	*

Amy Rice Blumenthal, Director

By:	*

P.W. Davis, III, Director

By:	*

Jubal A. Early, Director

By:	/s/ Herbert L. Harriss

Herbert L. Harriss, Director

By:	*

William States Lee, IV, Director

By:	*

Donald J. Sherrill, Director

By:	*

Marc H. Silverman, Director

By:	*

David J. Zimmerman, Director

*By:	/s/ Jan H. Hollar

Jan H. Hollar, Attorney-in-Fact